UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2014

VIRTUAL PIGGY, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-53944 (Commission File Number)	35-2327649 (I.R.S. Employer Identification No.)
1221 Hermosa Avenue, Suite 210, Hermosa Beach, California 90254 (Address of principal executive offices, including zip code) (310) 853-1950 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of stockholders of Virtual Piggy, Inc. (the “Company”) was held on August 19, 2014 (the “Annual Meeting”). As of June 23, 2014, the record date for the meeting, (i) 117,117,626 shares of the Company’s common stock were issued and outstanding and (ii) 108,600 shares of Series A Cumulative Convertible Preferred Stock containing voting rights equivalent to 10,860,000 shares of common stock were outstanding; representing an aggregate of 127,977,626 votes that could be cast at the Annual Meeting. A quorum consisting of holders of 82,358,080 votes were present or represented at the meeting. At the Annual Meeting, the stockholders (i) elected each of the Company’s six nominees for director, (ii) approved an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 180,000,000 to 230,000,000, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1, (iii) approved the compensation of the Company’s named executive officers on an advisory basis, and (iv) ratified the appointment of Morison Cogen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The following tables represent the votes tabulated for each of these matters.

Proposal 1. Election of seven directors.

Nominee	Votes For	Withheld	Broker Non-Votes

Dr. Jo Webber	57,461,821	210,686	24,685,573
Darr Aley	57,661,007	11,500	24,685,573
Kirk Bradley	57,486,822	185,685	24,685,573
Ernest Cimadamore	57,465,571	206,936	24,685,573
George O. McDaniel III	57,655,256	17,251	24,685,573
William J. Tobia	57,460,571	211,936	24,685,573

Proposal 2.  Approval of an amendment to the Virtual Piggy, Inc. certificate of incorporation to increase the number of authorized shares of common stock from 180,000,000 to 230,000,000.

Votes For	Votes Against	Abstentions

81,763,225	543,373	51,863

Proposal 3. Advisory vote on the compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

57,117,764	372,646	182,097	24,685,573

Proposal 4. Ratification of the appointment of Morison Cogen LLP as the independent registered public accounting firm for fiscal year 2014.

Votes For	Votes Against	Abstentions

82,316,085	17,251	24,744

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits – The following exhibit is filed as part of this report:

3.1	Certificate of Amendment of Certificate of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: August 20, 2014	By:	/s/ Joseph Dwyer
Joseph Dwyer
Chief Financial Officer

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